Exhibit 10.44

The Pantry, Inc. Fiscal Year 2002 MANAGEMENT & ADMINISTRATIVE INCENTIVE PLAN

The Pantry, Inc.

Fiscal Year 2002
MANAGEMENT & ADMINISTRATIVE INCENTIVE PLAN

PURPOSE

The purpose of the incentive plan is to foster outstanding Company financial performance, to direct participants’ efforts toward performance that supports the Company’s business plan and to reward key participants for these accomplishments with an annual cash bonus.

ADMINISTRATION

The Incentive Committee has the authority to make all necessary determinations in administration and interpretation of the Plan. All requests for an exception to the Plan or interpretations should be fully researched, documented and made in writing to the Senior Vice President, Administration. Requests must have approval of the functional area’s Vice President. All decisions made by the Incentive Committee are final and binding.

DETERMINATION OF INCENTIVE PAYOUT

The Incentive Committee will determine prior to or during the fiscal year a minimum, midpoint and maximum E.B.I.T.D.A. target. These targets represent the points at which plan participants will receive an incentive award.

1.	Sr. Executive Staff Member or Officer: The incentive award is 100% discretionary based on the financial results of all companies comprising The Pantry, Inc.
2.	Executive Staff or Region Executive: The incentive award is 50% discretionary & 50% based on the financial results of the employing Company or the individual’s own region, as applicable.
3.	Executive Staff or Region Manager: The incentive award is 50% discretionary & 50% based on the financial results of the employing Company or the individual’s own region, as applicable.
4.	Director or Division Director: The incentive award is 50% discretionary and 50% based on the financial results of the employing Company or the individual’s own division, as applicable.
5.	Director: The incentive award is 50% discretionary and 50% based on the financial results of the employing Company, as applicable.
6.	Manager or Professional Staff: The incentive award is 50% discretionary and 50% based on the financial results of the employing Company, as applicable.
7.	Supervisor, Technical or Support Staff: The incentive award is 50% discretionary and 50% based on the financial results of the employing Company, as applicable.
8.	Administrative, Clerical or Support Staff: Discretionary Christmas Bonus.

SELECTION OF PARTICIPANTS

Each year, the Incentive Committee will review and approve a list of employees, whose efforts can materially affect the performances of the Company. On review and approval, these employees become participants for the fiscal year. The Incentive Committee, with the approval of the Board’s Compensation Committee, will establish and assign participants to incentive award categories.

An employee who has been selected as a plan participant will be notified that s/he is eligible to participate and informed of his/her category of participation and incentive award potential. Employees designated in Category 8 (Administrative/Clerical Staff) may receive an incentive award in the form of a Christmas Bonus at the discretion of the Company. Therefore, notification is informal and made at the time of payment.

INCENTIVE AWARDS

The Incentive Committee will determine as early as practicable after the close of the fiscal year, the financial results verses targets. If the financial results are less than the established E.B.I.T.D.A. minimum target, then no incentive will be paid. Incentive amounts will be paid based on full achievement of each target. For example, no more than the Minimum incentive award will be paid if the MidPoint target is not fully achieved. Payment will be made as soon as practicable after the end of the fiscal year closing.

The following table shows the incentive awards available based on incentive level groupings and financial results. The incentive award equals a percentage of the base salary, exclusive of other types of compensation, earned during the fiscal year.

Category	General Description		Minimum	Midpoint	Maximum

1	Senior Executive Staff & Officers		Discretionary

2	Executive Staff or Region* Executive	50% Discretionary	30%	35%	40%
		50% Company or Region* Results

3	Executive Staff or Region* Manager	50% Discretionary	25%	30%	35%
		50% Company or Region* Results

4	Director or Division* Director	50% Discretionary	20%	25%	30%
		50% Company or Division* Results

5	Director or Manager	50% Discretionary	15%	20%	25%
		50% Company Results

6	Manager or Professional Staff	50% Discretionary	10%	15%	20%
		50% Company Results

7	Technical or Support Staff	50% Discretionary	5%	10%	15%
		50% Company Results

8	Administrative & Clerical Staff	Discretionary Christmas Bonus	1 Week	1.5 Weeks	2 Weeks

TERMINATION, DEATH OR DISABILITY

Terminated employees—voluntary or involuntary—will not be eligible for incentive payments. All participants must be employed at the time of payment in order to receive payment under the Plan. A disabled or deceased employee will be paid a prorated incentive based on compensation earned during active employment.

TRANSFER/NEW HIRES

The Incentive Committee must approve employees newly hired or transferred into potential incentive-eligible positions. Once approved, the participant will be paid a prorated incentive based on assigned category and base compensation earned from start date of work in the position to the end of the fiscal year.

Participants transferred out of incentive-eligible positions for performance reasons will not be eligible for incentive payments—regardless of length of time in the position. Transfers between incentive-eligible positions will be paid a prorated amount based on the incentive grouping and the compensation earned during the period in each of the incentive-eligible positions.

TERMS AND CONDITIONS

The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. A Participant shall have no rights against the Company except as may be specifically provided for herein. Moreover, nothing in this Plan shall be deemed to give a participant the right to be retained in the service of the Company.

The Plan may be terminated, modified, amended, revised or otherwise altered in any part or in its entirety at any time at the discretion of the Incentive Committee. When possible any change in the Plan will be announced to the participants prior to the period in which the change(s) become effective.

The Pantry, Inc.

Fiscal Year 2002
MANAGEMENT & ADMINISTRATIVE INCENTIVE PLAN

ACKNOWLEDGMENT

I acknowledge receipt of The Pantry, Inc. Management & Administrative Incentive Plan for Fiscal 2002.

Participant’s Signature	Social Security Number

Title	Date